EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 (the “Report”) by Sonesta International Hotels Corporation (the “Company”), we, Roger P. Sonnabend, Paul Sonnabend and Boy A. J. van Riel, in our respective positions of Chief Executive Officer, Chief Financial Officer and Treasurer, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

•                  the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Boston, November 12, 2002

/s/ Roger P. Sonnabend
Name:	Roger P. Sonnabend
Title:	Chairman of the Board and Chief Executive Officer

/s/ Roger P. Sonnabend
Name:	Paul Sonnabend
Title:	Chairman of the Executive Committee and Chief Financial Officer

/s/ Boy A. J. van Riel
Name:	Boy A. J. van Riel
Title:	Vice President and Treasurer

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